SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2011

ARQULE, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

19 Presidential Way

Woburn, MA

(Address of principal executive offices)

01801

(Zip code)

(781) 994-0300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Other Events

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On April 27, 2011, Susan L. Kelley, M.D. was appointed to the Board of Directors of ArQule, Inc. (the “Registrant”). Dr. Kelley will serve on the Registrant’s Board of Directors until its 2013 Annual Meeting of Stockholders, at which time the Registrant anticipates that Dr. Kelley will be nominated to serve for an additional term. There was no arrangement or understanding between Dr. Kelley and the Registrant (or any other person known to the Registrant) pursuant to which Dr. Kelley was appointed. Dr. Kelley has been appointed to the Science Committee of the Board of Directors.

Under the Registrant’s Amended and Restated 1996 Director Stock Option Plan upon election as a director Dr. Kelley was automatically granted an option to purchase 30,000 shares of the Registrant’s common stock. This option becomes exercisable as to 10,000 shares on the date of each of the Registrant’s next three annual meeting of stockholders following the date of grant.  Should she continue to serve on the Registrant’s board immediately after each annual meeting of stockholders she will receive an automatic grant of an option to purchase 15,000 shares of common stock.  This option will be fully exercisable on the date of grant. All options referred to in this paragraph have a term of ten years and an exercise price equal to the closing price of the Registrant’s common stock as reported by the NASDAQ Stock Market on the date of grant.

As a non-employee director, if Dr. Kelley is serving as a director prior to and immediately following any annual meeting of the Registrant’s stockholders, she will receive a $20,000 annual retainer.  She will also receive $2,000 for each day she attends a meeting of directors and $1,000 for each day on which a committee of the Board meets and she attends. Under the Registrant’s 2005 Director Stock Compensation Plan, Dr. Kelley, as a non-employee director, may elect to receive all or part of her compensation for service as a director in the form of the Registrant’s common stock in lieu of such cash fees.

From 2001 to 2008, Dr. Kelley was employed by Bayer Healthcare Pharmaceuticals and Bayer- Schering Pharma in Germany and the United States serving as Vice President, Global Strategic Drug Development, Cancer and Metabolics from April 2001 to May 2002 and from May 2002 until June 2008 as Vice President, Global Clinical Development and Therapeutic Area Head-Oncology.  From July 2008 to March 2011, she was Chief Medical Officer of The Multiple Myeloma Research Foundation/Consortium. Most recently, she has been an independent consultant to the pharmaceutical and biotechnology industries in the field of oncology drug development and strategy.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. 99.1	Text of press release announcing appointment of director dated April 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARQULE, INC.
(Registrant)

/s/ Peter S. Lawrence
Peter S. Lawrence
President and Chief Operating Officer

April 28, 2011